SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2012

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported, on October 17, 2011, Smart Kids Group, Inc., a Florida corporation (the “Company”), entered into a merger transaction (the “Merger”) with Paragon GPS Inc., a Delaware corporation (“Paragon”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Paragon.

On November 4, 2011, the parties entered into an Amended and Restated Agreement and Plan of Merger (the “Amendment Merger Agreement”) that, among other things, allowed for an extension of time through December 30, 2011 to fulfill the necessary conditions to close the transaction.

On January 4, 2012, the Company elected to terminate the Amended Merger Agreement, as provided under Section 10.1(e) of the agreement, because Paragon was unable to provide the Company with an audit of its financial statements, which was a necessary condition to close the transaction under Section 8.1 of the agreement.

Although the Merger has been terminated, the Company’s relationship with Paragon remains positive and the parties are expected to continue negotiations with the hope of establishing a business partnership of some type in the future.

.SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Richard Shergold

Richard Shergold

Chief Executive Officer

Date: January 5, 2012